    Exhibit 99.1

Century Aluminum Company Reports Third Quarter 2021 Results

Chicago, November 3, 2021 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) today announced its third quarter 2021 results.

Business Highlights

•Realized LME aluminum price of $2,375/T in third quarter is up $220/T from prior quarter
•Realized regional premiums of $670/T and $245/T for U.S. Midwest and EU Duty Paid, respectively. These were up $180/T and $70/T from prior quarter
•Inventories at post financial crisis lows
•Announced casthouse expansion project into low-carbon billet production for our Grundartangi, Iceland smelter. Project will provide 150,000 tonnes of new green Natur-AlTM billets to serve European markets
•Restart at our Mt. Holly and Hawesville facilities on track

Third Quarter 2021 Financial Results

$MM (except shipments and per share data)
	Q2 2021 as Presented	Q2 2021 Updated(2)(3)	Q3 2021
Shipments (tonnes)	190,894	190,894	196,095
Net sales	$528.0	$528.0	$581.4
Net income (loss)	$(35.1)	$(35.1)	$(52.4)
Diluted earnings (loss) per share	$(0.39)	$(0.39)	$(0.58)
Adjusted net income (loss)(1)	$(27.3)	$(27.8)	$(5.7)
Adjusted earnings (loss) per share(1)	$(0.27)	$(0.28)	$(0.06)
Adjusted EBITDA(1)	$34.4	$33.9	$70.3

Notes:
(1) Non-GAAP measure; see reconciliation of GAAP to non-GAAP financial measures.
(2) Due to the historic fluctuations in our non-cash share-based compensation costs, we have updated our Adjusted net income (loss) and Adjusted EBITDA definitions to exclude these costs. Accordingly, we have also updated our Adjusted net income (loss) and Adjusted EBITDA for Q2 2021.

(3) Historical Adjusted net income (loss) and Adjusted EBITDA updated would exclude share-based compensation (expense) gain of $(7.5) million, $(4.0) million, $(2.1) million, $(4.3) million, and $0.9 million during Q1 2021, Q4 2020, Q3 2020, Q2 2020, and Q1 2020, respectively.

Shipments of primary aluminum for the quarter ended September 30, 2021 increased 3 percent sequentially, driven by the restart project at Mt. Holly and ongoing project activity at Hawesville. Net sales for the third quarter of 2021 increased by 10 percent sequentially due to higher aluminum prices and increased regional premiums.

Century reported a net loss of $(52.4) million for the third quarter of 2021, a $17.3 million decrease sequentially. Third quarter results were negatively impacted by $46.7 million of net exceptional items, in particular $35.0 million of unrealized losses on derivative instruments, $7.7 million in legal settlements, and $4.0 million in share-based compensation costs. Thus, Century reported an adjusted net loss of $(5.7) million for the third quarter of 2021, a $22.1 million improvement sequentially.

Adjusted EBITDA for the third quarter of 2021 was $70.3 million, an increase of $36.4 million from the prior quarter primarily driven by higher prices of primary aluminum and increased regional premiums, partially offset by increased power prices.
Century's liquidity position at quarter end was $126.8 million. Quarterly cash flow was impacted by increased capital spend on the Mt. Holly restart project, and changes in working capital.

“Industry conditions remained robust in the third quarter, with continued strong demand expansion in our markets in Europe and the United States,” commented President and Chief Executive Officer Jesse Gary. “At the same time, production cuts in China and Europe, driven by global energy shortages and Chinese decarbonization policies, have moved the global aluminum market into deficit, resulting in aluminum inventories falling to multi-year lows.

“In our own operations, our expansion projects at Hawesville and Mt. Holly progressed on schedule and we continue to expect that both of these projects will be substantially complete by year end. Like other market participants, we have begun to see inflationary pressure in many of our key raw materials, most significantly in energy and alumina, but our operations remain well positioned to continue to deliver strong results in the fourth quarter and beyond.

“In Iceland, we are very pleased to announce the commencement of construction of a new 150,000 tonne low-carbon billet casthouse at Grundartangi,” continued Mr. Gary. “Once the two-year project is complete, the new casthouse will enable Grundartangi to cast over 80% of its production as value-added products, further strengthening this world-class asset. In addition, the billets and other value-added products produced at Grundartangi will continue to be produced using 100% renewable energy, expanding our Natur-Al™ line of low-carbon products and offering low-carbon billets to the European marketplace.”

About Century Aluminum Company
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income (loss), adjusted earnings (loss) per share and adjusted EBITDA are non-GAAP financial measures that management uses to evaluate Century's financial performance.  These non-GAAP financial measures facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Century’s ongoing operating performance and ability to generate cash.  Management believes these non-GAAP financial measures enhance an overall understanding of Century’s performance and our investors’ ability to review Century’s business from the same perspective as management.  The tables below, under the heading "Reconciliation of Non-GAAP Financial Measures," provide a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP.  In addition, because not all companies use identical calculations, adjusted net income (loss), adjusted earnings (loss) per share and adjusted EBITDA included in this press release may not be comparable to similarly titled measures of other companies.  Investors are encouraged to review the reconciliations in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement
This press release and statements made by Century Aluminum Company management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are statements about future events and are based on our current expectations.  These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may."  Our forward-looking statements include, without limitation, statements with respect to: our assessment of global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); our assessment of alumina pricing, costs associated with our other key raw materials, including power, and supply and availability of key raw materials; the impact of the COVID-19 pandemic, and governmental guidance and regulations aimed at addressing the pandemic, including any possible impact on our business, operations, financial condition, results of operation, global supply chains or workforce; the future financial and operating performance of Century and its subsidiaries; our ability to successfully manage market risk and to control or reduce costs; our plans and expectations with respect to future operations, including any plans and expectations to curtail or restart production, including the expected impact of any such actions on our future financial and operating performance; our plans and expectations with regards to future operations of our Mt. Holly smelter, including our expectations as to the restart of curtailed production at Mt. Holly, including the timing, costs and benefits associated with this restart project; our plans with regards to future operations of our Hawesville smelter, including our expectations as to the restart of curtailed production at Hawesville and bringing the smelter back to full production and expectations as to the timing, costs and benefits associated with this restart project; our plans and expectations with regards to the Grundartangi casthouse project, including our expectations as to the start of production at the Grundartangi casthouse and the timing, costs and benefits associated with the Grundartangi casthouse project; our ability to successfully obtain competitive power arrangements for our operations; the impact of Section 232 relief, including tariffs or other trade remedies, the extent to which any such remedies may be changed, including through exclusions or exemptions, and the duration of any trade remedy; the impact of any new or changed law, regulation, including, without limitation, sanctions or other similar remedies or restrictions; our anticipated tax liabilities, benefits or refunds including the realization of U.S. and certain foreign deferred tax assets and liabilities; our ability to access existing or future financing arrangements and the terms of any such future financing arrangements; our ability to repay or refinance debt in the future; our ability to recover losses from our insurance; our assessment and estimates of our pension and other postretirement liabilities, legal and environmental liabilities and other contingent liabilities; our assessment of any future tax audits or insurance claims and their respective outcomes; negotiations with labor unions or future representation by a union of our employees; our assessment of any information technology related risks, including the risk from cyberattack or data security breaches; and our future business objectives, plans, strategies and initiatives, including our competitive position and prospects.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis.  However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements.  Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission.  Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended.  Many of these factors are beyond our ability to control or predict.  Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Three months ended
	September 30	June 30	September 30
	2020	2021	2021
NET SALES:
Related parties	$235.8	$306.4	$350.6
Other customers	157.1	221.6	230.8
Total net sales	392.9	528.0	581.4
Cost of goods sold	420.0	507.1	526.8
Gross profit (loss)	(27.1)	20.9	54.6
Selling, general and administrative expenses	11.0	8.7	14.2
Other operating (income) expense - net	(0.2)	0.1	0.1
Operating income (loss)	(37.9)	12.1	40.3
Interest expense - Hawesville term loan	(0.4)	(0.2)	(0.6)
Interest expense	(9.1)	(7.5)	(6.1)
Interest income	0.1	0.1	0.0
Net gain (loss) on forward and derivative contracts	(9.4)	(64.4)	(76.7)
Loss on early extinguishment of debt	(1.2)	(24.7)	—
Other income (expense) - net	—	1.2	(2.5)
Income (loss) before income taxes	(57.9)	(83.4)	(45.6)
Income tax benefit (expense)	(0.3)	48.3	(6.8)
Income (loss) before equity in earnings of joint ventures	(58.2)	(35.1)	(52.4)
Equity in earnings (losses) of joint ventures	—	—	0.0
Net income (loss)	$(58.2)	$(35.1)	$(52.4)

Net income (loss) allocated to common stockholders	$(58.2)	$(35.1)	$(52.4)
EARNINGS (LOSS) PER COMMON SHARE:
Basic and Diluted	$(0.65)	$0.39	$(0.58)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	89.5	90.1	90.1

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Nine months ended
	September 30	September 30
	2020	2021
NET SALES:
Related parties	$792.4	$925.3
Other customers	423.6	628.1
Total net sales	1,216.0	1,553.4
Cost of goods sold	1,251.3	1,498.6
Gross profit (loss)	(35.3)	54.8
Selling, general and administrative expenses	31.7	39.0
Other operating (income) expense - net	0.3	0.3
Operating income (loss)	(67.3)	15.5
Interest expense - Hawesville term loan	(1.6)	(1.1)
Interest expense	(21.0)	(22.6)
Interest income	0.6	0.2
Net gain (loss) on forward and derivative contracts	(1.9)	(239.2)
Loss on early extinguishment of debt	(1.2)	(24.7)
Other income (expense) - net	3.0	0.6
Income (loss) before income taxes	(89.4)	(271.3)
Income tax benefit (expense)	1.6	43.8
Income (loss) before equity in earnings of joint ventures	(87.8)	(227.5)
Equity in earnings (losses) of joint ventures	—	0.0
Net income (loss)	$(87.8)	$(227.5)

Net income (loss) allocated to common stockholders	$(87.8)	$(227.5)
EARNINGS (LOSS) PER COMMON SHARE:
Basic and Diluted	$(0.98)	$(2.52)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	89.4	90.1

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(Unaudited)
	December 31, 2020	September 30, 2021
ASSETS
Cash and cash equivalents	$81.6	$57.6
Restricted cash	2.7	11.3
Accounts receivable - net	51.0	78.6
Due from affiliates	10.3	10.7
Inventories	291.1	343.3
Derivative assets	6.4	33.7
Prepaid and other current assets	12.9	19.7
Total current assets	456.0	554.9
Property, plant and equipment - net	880.4	872.8
Due from affiliates - less current portion	1.7	—
Other assets	61.5	61.5
TOTAL	$1,399.6	$1,489.2
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$106.1	$165.3
Interest payable	15.0	8.7
Due to affiliates	21.7	87.1
Accrued and other current liabilities	54.5	61.3
Derivative liabilities	4.9	123.5
Accrued employee benefits costs	10.3	9.5
Hawesville term loan	20.0	5.0
U.S. revolving credit facility	—	17.3
Iceland revolving credit facility	—	30.0
Industrial revenue bonds	7.8	7.8
Total current liabilities	240.3	515.5
Senior notes payable	243.1	245.6
Convertible senior notes payable	—	83.9
Iceland revolving credit facility - less current portion	45.0	—
Accrued pension benefits costs - less current portion	65.2	57.7
Accrued postretirement benefits costs - less current portion	101.5	100.4
Other liabilities	44.5	48.2
Derivative liabilities - less current portion	0.3	23.9
Leases - right of use liabilities	24.3	22.5
Due to affiliates - less current portion	0.1	22.4
Deferred taxes	89.2	48.9
Total noncurrent liabilities	613.2	653.5

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 63,589 outstanding at December 31, 2020; 160,000 issued and 63,274 outstanding at September 30, 2021)	0.0	0.0
Common stock (one cent par value, 195,000,000 authorized; 97,242,318 issued and 90,055,797 outstanding at December 31, 2020; 97,315,639 issued and 90,129,118 outstanding at September 30, 2021)	1.0	1.0
Additional paid-in capital	2,530.0	2,528.0

Treasury stock, at cost	(86.3)	(86.3)
Accumulated other comprehensive loss	(118.8)	(115.2)
Accumulated deficit	(1,779.8)	(2,007.3)
Total shareholders’ equity	546.1	320.2
TOTAL	$1,399.6	$1,489.2

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)
	Nine months ended September 30,
	2020	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(87.8)	$(227.5)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized (gain) loss on derivative instruments	2.3	160.6
Lower of cost or NRV inventory adjustment	40.8	—
Depreciation and amortization	61.7	62.4
Loss on early extinguishment of debt	1.0	24.7
Change in deferred tax benefit	—	(40.9)
Other non-cash items - net	1.5	2.6
Change in operating assets and liabilities:
Accounts receivable - net	19.5	(27.6)
Due from affiliates	14.9	(1.7)
Inventories	12.3	(52.2)
Prepaid and other current assets	(1.0)	(4.8)
Accounts payable, trade	(12.0)	46.7
Due to affiliates	(29.9)	43.1
Accrued and other current liabilities	6.7	3.5
Ravenswood retiree medical settlement	(2.0)	(2.0)
Other - net	5.3	1.0
Net cash provided by (used in) operating activities	33.3	(12.1)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(11.5)	(45.7)
Proceeds from sale of property, plant and equipment	0.1	0.0
Net cash provided by (used in) investing activities	(11.4)	(45.7)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of Senior Notes due 2021	(250.0)
Proceeds from issuance of Senior Notes due 2025	243.8
Repayment of Senior Notes due 2025	—	(250.0)
Early redemption and tender premiums paid	—	(18.1)
Proceeds from issuance of Senior Notes due 2028	—	250.0
Proceeds from issuance of Convertible Senior Notes	—	86.3

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)
	Nine months ended September 30,
	2020	2021
Repayments on Hawesville term loan	(15.0)	(15.0)
Borrowings under revolving credit facilities	173.6	644.2
Repayments under revolving credit facilities	(127.6)	(641.8)
Debt issuance costs	(1.1)	(7.5)
Debt retirement costs	(0.2)
Purchases of capped calls related to Convertible Senior Notes	—	(5.7)
Net cash provided by (used in) financing activities	23.5	42.4
CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	45.4	(15.4)
Cash, cash equivalents and restricted cash, beginning of year	39.7	84.3
Cash, cash equivalents and restricted cash, end of year	$85.1	$68.9

Supplemental Cash Flow Information:
Cash paid for:
Interest	$14.1	$26.0
Taxes	0.1	0.0
Non-cash investing activities:
Capital expenditures	0.4	6.1
Capitalized Interest	—	0.8

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(in millions, except shipments)
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM(1)

	United States		Iceland		Total
	Tonnes	Sales $	Tonnes	Sales $	Tonnes	Sales $
2021
3rd Quarter	117,951	$366.6	78,144	$207.6	196,095	$574.2
2nd Quarter	112,792	$314.0	78,102	$180.1	190,894	$494.1

2020
3rd Quarter	118,835	$221.8	84,187	$138.4	203,022	$360.2
    Notes:
    (1) Excludes scrap aluminum sales and alumina sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended
	June 30, 2021		June 30, 2021		September 30, 2021
	as Presented		Updated (1)
	$MM	EPS	$MM	EPS	$MM	EPS
Net income (loss) as reported	$(35.1)	$(0.39)	$(35.1)	$(0.39)	$(52.4)	$(0.58)
Unrealized (gain) loss on derivative contracts, net of tax	32.9	0.37	32.9	0.37	35.0	0.39
Loss on early extinguishment of debt	24.7	0.27	24.7	0.27	—	—
Discrete tax item	(49.8)	(0.55)	(49.8)	(0.55)	—	—
Legal settlements, net of tax	—	—	—	—	7.7	0.09
Share-based compensation	—	—	(0.5)	(0.01)	4.0	0.04
Impact of preferred and convertible shares	—	0.03	—	0.03	—	—
Adjusted net income (loss)	$(27.3)	$(0.27)	$(27.8)	$(0.28)	$(5.7)	$(0.06)

Notes:
(1) Due to the historic fluctuations in our non-cash share-based compensation costs, we have updated our Adjusted net income (loss) and Adjusted EBITDA definitions to exclude these costs. Accordingly, we have also updated our Adjusted net income (loss) and Adjusted EBITDA for Q2 2021.

	Three months ended
	June 30, 2021	June 30, 2021	September 30, 2021
	as Presented	Updated(1)
Net Income (loss) as reported	$(35.1)	$(35.1)	$(52.4)
Interest expense	7.5	7.5	6.1
Interest expense - Hawesville term loan	0.2	0.2	0.6
Interest income	(0.1)	(0.1)	0.0
Net (gain) loss on forward and derivative contracts	64.4	64.4	76.7
Loss on early extinguishment of debt	24.7	24.7	—
Other (income) expense - net	(1.2)	(1.2)	2.5
Income tax expense (benefit)	(48.3)	(48.3)	6.8
Operating income (loss)	12.1	12.1	40.3
Share-based compensation	—	(0.5)	4.0
Legal settlement	—	—	4.0
Depreciation and amortization	22.3	22.3	22.0
Adjusted EBITDA	$34.4	$33.9	$70.3

Notes:
(1) Due to the historic fluctuations in our non-cash share-based compensation costs, we have updated our Adjusted net income (loss) and Adjusted EBITDA definitions to exclude these costs. Accordingly, we have also updated our Adjusted net income (loss) and Adjusted EBITDA for Q2 2021.

Contact
Peter Trpkovski
(Investors and media)
312-696-3132

Source: Century Aluminum Company